UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA 92108 (Address of principal executive offices) (zip code)

(619)-631-8261 (Registrant’s telephone number, including area code)

                                     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GBOX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 2, 2021, GreenBox POS (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), as the exclusive placement agent relating to the sale and issuance to selected institutional investors (the “Investors”) in a registered direct offering of 8% senior convertible notes due 2023 in the aggregate original principal amount of $100 million (the “Notes”). The Notes have an original issue discount of sixteen percent (16%) resulting in gross proceeds to the Company of $84 million. The Notes are being sold pursuant to the terms of a Securities Purchase Agreement, dated November 2, 2021 (the “SPA”), between us and each investor in connection with this offering (the “Offering”). Up to 69,461,078 shares of the Company’s common stock (the “Shares”) is issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments). The Notes and Shares are being offered pursuant to a prospectus supplement to our effective shelf registration statement Form S-3 (Registration No. 333-257798). EF Hutton served as the sole placement agent for the transaction pursuant to the terms of the Placement Agency Agreement. Under the terms of the Placement Agency Agreement, we will pay our placement agent a fee of $6,720,000 in connection with the Offering.

We will issue the Notes under an indenture dated November 2, 2021 between us and Wilmington Savings Fund Society, FSB, as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture thereto, dated November 2, 2021, relating to the Notes (the “First Supplemental Indenture” and, the Base Indenture as supplemented by the First Supplemental Indenture, the “First Indenture”). The terms of the Notes include those provided in the First Indenture and those made part of the First Indenture by reference to the Trust Indenture Act.

The Offering is expected to close on or prior to November 5, 2021 (the actual date of the Offering closing is referred to herein as the “Closing Date”), subject to satisfaction of customary closing conditions.

We estimate the net amount of proceeds to us from the Offering after deducting the placement agent’s fees and offering expenses will be approximately $76,800,000.

The following is intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

SPA

The Notes will be issued pursuant to the terms of SPA among us and the Investors. The SPA provides for the sale of the Notes for gross proceeds of $84,000,000.

The SPA obligates us to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) certain claims by third parties.

Notes

Description of Notes

We will issue the Notes as senior unsecured obligations of the Company under an indenture, which will be dated as of the closing date of this offering, between us and Wilmington Savings Fund Society, FSB, as trustee, as supplemented by a first supplemental indenture thereto, dated November 2, 2021, establishing the terms and conditions of the Notes. We refer to the indenture without supplement as the “base indenture.” We refer to the supplement to the base indenture as the “first supplemental indenture.” We refer to the base indenture as supplemented by the first supplemental indenture as the “indenture.” The terms of the Notes include those provided in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the indenture.

The Notes will be issued at a 16% original issue discount. The Notes will be issued in certificated form and not as global securities.

Ranking

The Notes will be the senior unsecured obligations of the Company and not the financial obligations of our subsidiaries. Until such date as only $5 million in Notes remain outstanding, all payments due under the Notes will be senior to all other indebtedness of the Company and/or any of our subsidiaries.

Maturity Date

Unless earlier converted, or redeemed, the Notes will mature on November 5, 2023, the second anniversary of their issuance date, which we refer to herein as the “Maturity Date”, subject to the right of the investors to extend the date:

(i) if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes) and

(ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Notes bear interest at the rate of 8% per annum (a) shall commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months and (c) shall be payable in cash quarterly in arrears on the first trading day of each calendar quarter or otherwise in accordance with the terms of the Notes. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being redeemed will also be payable. The interest rate of the Notes will automatically increase to 15% per annum upon the occurrence and continuance of an event of default (See “-- Events of Default” below).

Late Charges

We are required to pay a late charge of 15% on any amount of principal or other amounts that are not paid when due.

Conversion

Fixed Conversions at Option of Holder

Each holder of Notes may convert all, or any part, of the outstanding principal and interest of the Notes, at any time at such holder’s option, into shares of our common stock at the initial fixed conversion price of $15.00, which is subject to:

☐	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

☐	full-ratchet adjustment in connection a subsequent offering at a per share price less than the fixed conversion price then in effect.

Voluntary Adjustment Right

Subject to the rules and regulations of the Nasdaq Capital Market, we have the right, at any time, with the written consent of the holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

First Quarter Adjustment to Fixed Conversion Price

If during the fiscal quarter ending March 31, 2022 we either (i) fail to process at least $750 million in transaction volume or (ii) our revenue is less than $12 million, on April 1, 2022 our fixed conversion price will automatically adjust to the lower of:

☐	the fixed conversion price then in effect;

☐	$1.67, which we refer to herein as the “floor price”; and

☐	140% of the lowest volume weighted average price of our common stock during the five trading days immediately prior to April 1, 2022.

Alternate Optional Conversions

90-day Alternate Optional Conversion

At any time following the 90th calendar day after the issuance date of the Notes, but only if the closing bid price of our common stock on the immediately prior trading day is less than $5.50, each holder of Notes shall have the option to convert, at such holder’s option, pro rata, up to $30 million of the principal amount of the Notes (in $250,000 increments) at an “Alternate Optional Conversion Price” equal to the lesser of:

☐	the fixed conversion price then in effect; and

☐	the greater of:

o	the floor price; and

o	98% of the lowest volume weighted average price of our common stock during the five trading days immediately prior to such conversion.

1-Year Alternate Optional Conversion

At any time following the first anniversary of the issuance date of the Note, but only if the closing bid price of our common stock on the immediately prior trading day is less than $6.50, each holder of Notes shall have the option to convert, at such holder’s option, pro rata, up to $30 million of the principal amount of the Notes (in $250,000 increments) at the Alternate Optional Conversion Price.

Alternate Event of Default Optional Conversion

If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note (subject to an additional 15% redemption premium) at the “Alternate Event of Default Conversion Price” equal to the lesser of:

☐	the fixed conversion price then in effect; and

☐	the greater of:

o	the floor price; and

o	80% of the lowest volume weighted average price of our common stock during the five trading days immediately prior to such conversion.

Limitations on Conversion

Beneficial Ownership Limitation

The Notes may not be converted and shares of common stock may not be issued under Notes if, after giving effect to the conversion or issuance, the applicable holder of Notes (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of common stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

Exchange Cap Limitation; Stockholder Meeting Requirement

Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the Nasdaq Capital Market, a maximum of 8,631,530 shares of our common stock (19.99% of the outstanding shares of our common stock on November 2, 2021) shall be issuable upon conversion or otherwise pursuant to the terms of the Notes.

We have agreed to seek approval of our stockholders to permit issuances of our shares of common stock in excess of this limitation at a special or annual meeting of our stockholders to be held no later than January 19, 2022. If we fail to obtain such approval, we will seek approval at an additional special or annual meeting on or prior to April 19, 2022 and, if necessary, semi-annually thereafter.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Change of Control Redemption Right

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a 15% redemption premium to the greater of the face value, the equity value of our common stock underlying the Notes and the equity value of the change of control consideration payable to the holder of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our common stock underlying the Notes is calculated using the aggregate cash consideration per share of our common stock to be paid to the holders of our common stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

o	we and our subsidiaries will not initially (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

o	we and our subsidiaries will not initially (directly or indirectly) will not incur any liens, except for permitted liens;

o

we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

o	we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;

o

we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

o	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

o	we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes;

o

we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

o	we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

o

we and our subsidiaries will take all action necessary or advisable to maintain all of our the intellectual property rights (as defined in the SPA) that are necessary or material to the conduct of our business in full force and effect;

o

we and our subsidiaries will maintain insurance with in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

o

we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

o

we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by this offering) or (ii) issue any other securities that would cause a breach or default under the Notes;

o	we will not plead or assert in any way against the holders that it is entitled to any benefit or advantage under any usury laws; and

o	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us.

Events of Default

Under the terms of the first supplemental indenture, the events of default contained in the base indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our common stock within certain time periods; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and late charges thereon), in cash, at a 15% redemption premium to the greater of the face value and the equity value of our common stock underlying the Notes

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Company Optional Redemption Rights

At any time no event of default exits, we may redeem all, but not less than all, the Notes outstanding in cash all, or any portion, of the Notes at a 5% redemption premium to the greater of the face value and the equity value of our common stock underlying the Notes

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such date we notify the applicable holder of such redemption election and the date we make the entire payment required.

Changes to the Base Indenture

We and the trustee may amend or supplement the base indenture with the consent of each holder of Notes then outstanding (excluding any Notes held by us or any of our subsidiaries).  However, any such amendment, waiver or supplement may not amend or waive the subordination provisions contained in the base indenture or in the first supplemental indenture in any manner adverse to the holders of the Notes then outstanding.

Changes to the First Supplemental Indenture

Subject to the provisions in the first supplemental indenture requiring that none of the securities issued under the indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, the first supplemental indenture may be amended by the written consent of the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding. Subject to the provisions in the first supplemental indenture requiring that none of the securities issued under the indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, no provision of the first supplemental indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the holder of such Note.

Reports

So long as any Notes are outstanding, we will be required to deliver to the trustee, within 15 calendar days after have filed with the Securities and Exchange Commission, copies of our quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which we are required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Documents filed by us with the Securities and Exchange Commission via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Notes are outstanding we must continue to file with the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required under Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to the trustee, the Holders of the Notes, securities analysts and prospective investors. The delivery of any such reports, information and documents is for informational purposes only and the trustee’s receipt of such shall not constitute its actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein. The trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants under the indenture, to determine whether such reports, information or documents are available on the Securities and Exchange Commission’s website (including the EDGAR system or any successor system,) the Company’s website or otherwise, to examine such reports, information, documents and other reports to ensure compliance with the provisions of this Indenture, or to ascertain the correctness or otherwise of the information or the statements contained therein.

Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our common stock, the conversion price of the Notes, accrued interest payable on the Notes, the number of shares of our common stock issuable in connection with payments of principal and interest under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of Notes. We will provide a schedule of our calculations to the trustee, and the trustee has no duty to make any calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification.

Form, Denomination and Registration

The Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Excluded Provisions of the Base Indenture

We have elected, through the first supplemental indenture, that none of the following provisions of the base indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the first supplemental indenture shall govern:

●	Definition of “Business Day” in Section 101;

●	Definition of “Event of Default” in Section 501; and

●	Definition of “Redemption Date” in Section 101.

●	Definition of “Redemption Price” in Section 101.

●	Definition of “Subsidiary” in Section 101

●	Section 114 (Legal Holidays);

●	Section 203 (Securities Issuable in Global Form);

●	Section 302 (Denominations);

●	Section 304 (Temporary Securities);

●	Section 306 (Mutilated, Destroyed, Lost and Stolen Securities);

●	Section 307 (Payment of Interest; Interest Rights Preserved);

●	Section 310 (Computation of Interest);

●	Section 502 (Acceleration of Maturity; Rescission and Annulment)

●	Section 504 (Waiver of Past Defaults)

●	Section 506 (Limitation on Suits);

●	Section 901 (Supplemental Indentures - Without Consent of Holders);

●	Section 902 (Supplemental Indentures - With Consent of Holders);

●	Section 1006 (Waiver of Certain Covenants);

●	Article IV (Satisfaction and Discharge; Legal Defeasance and Covenant Defeasance)

●	Article VIII (Consolidation, Merger, Sale, Lease or Conveyance);

●	Article XI (Redemption of Securities); and

●	Article XII (Sinking Funds).

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Information Concerning the Trustee

We have appointed Wilmington Savings Fund Society, FSB, as the trustee under the indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business. The indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

On November 2, 2021, we entered into the SPA pursuant to which we agreed to sell, subject to certain conditions, the Notes in the aggregate principal amount of $100 million. The description of the Offering of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 8.01. Other Events.

In connection with the Offering discussed in Item 1.01, the legal opinion letter of Lucosky Brookman LLP, counsel to GreenBox POS, regarding the validity of the Notes the Warrants and the Shares issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments) is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, our effective shelf registration statement on Form S-3 (Registration No. 333-257798).

On November 3, 2021, we issued a press release announcing the signing of the SPA. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Base Indenture between GreenBox POS and Wilmington Savings Fund Society, FSB
4.2	Form of First Supplemental Indenture
4.3	Form of 8% Senior Convertible Note Due 2023
5.1	Opinion of Lucosky Brookman LLP
10.1	Securities Purchase Agreement, dated November 2, 2021, between GreenBox POS and the Investors
10.2	Placement Agency Agreement, dated November 2, 2021, between GreenBox POS and EF Hutton, division of Benchmark Investments, LLC
99.1	Press Release dated November 3, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Date: November 3, 2021	By:	/s/ Ben Errez
Ben Errez
Executive Vice President and Chairman